UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Shareholder Services

IMPORTANT NOTICE

Re:  Aberdeen Global Select Opportunities Fund Inc.

Dear Stockholder:

We have been trying to contact you regarding a very important matter pertaining to your investment in Aberdeen Global Select Opportunities Fund Inc.  This matter pertains to an important operating initiative for the Fund which requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at (866) 406-2283 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday.  At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell

Managing Director, Shareholder Services

REFERENCE NUMBER:  1234567

AST FUND SOLUTIONS	Global Resources

55 Challenger Road, 2nd Floor Ridgefield Park, NJ 07666• 1-800-217-0538	Local Service

Customized Solutions

1735 Market Street, 32nd Floor Philadelphia, Pennsylvania 19103 Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed voting information form.

2.	Vote via the Internet. You may cast your vote using the Internet by logging into the Internet address found on the enclosed voting information form and following the instructions on the website.

3.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed voting information form(s) in the postage-prepaid return envelope provided. If convenient, please utilize one of the two prior voting options listed above so that your vote is certain to be counted at the Meeting on February 3, 2015.

Dear Stockholder:

We have previously sent you proxy materials in connection with the Aberdeen Global Select Opportunities Fund Inc. Meeting to be held on February 3, 2015.  All stockholders are being asked to consider and vote on an important stockholder matter.  As of today, we have not received your vote.  We are asking that you vote your shares by following the instructions at the top of this letter.

You may not think your vote is important, but your participation is critical to hold the Meeting.   By voting now you will help the Fund save on the cost of additional mailings and calls to stockholders.  Please Vote Today!

If you have any questions or need assistance, please call the stockholder help line, toll-free, at (866) 406-2283 extension 9219.

Thank you for your participation in this important initiative.

Sincerely,

Brian Link

Secretary

Aberdeen Global Select Opportunities Fund Inc.

1735 Market Street, 32nd Floor Philadelphia, Pennsylvania 19103 Please take a moment now to cast your vote using one of the options listed below:

1.

Vote with a Representative. To speak with a live representative to execute your vote, please call toll-free (866) 406-2283. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed voting information form.

3.	Vote via the Internet. You may cast your vote using the Internet by logging into the Internet address found on the enclosed voting information form and following the instructions on the website.

4.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed voting information form(s) in the postage-prepaid return envelope provided. If convenient, please utilize one of the three prior voting options listed above so that your vote is certain to be counted at the Meeting on February 3, 2015.

Dear Stockholder:

We have previously sent you proxy materials in connection with the Aberdeen Global Select Opportunities Fund Inc. Meeting to be held on February 3, 2015.  All stockholders are being asked to consider and vote on an important stockholder matter.  As of today, we have not received your vote. We are asking that you vote your shares by following the instructions at the top of this letter.

You may not think your vote is important, but your participation is critical to hold the Meeting.   By voting now you will help the Fund save on the cost of additional mailings and calls to stockholders.  Please Vote Today!

If you have any questions or need assistance, please call the stockholder help line, toll-free, at (866) 406-2283.

Thank you for your participation in this important initiative.

Sincerely,

Brian Link Secretary Aberdeen Global Select Opportunities Fund Inc.